                        AGREEMENT FOR CONSULTING SERVICES

AGREEMENT made and entered into as of this 8th day of July 2003 (the
"Agreement"), by and between LIVESTAR Entertainment Group, Inc. a Nevada
Corporation (the "Company") with principal offices at 62 West 8th Avenue,
Vancouver, British Columbia, V5Y 1M7 and Roderick Macklin with principal offices at 19981 Mark Twain, Detroit, Michigan, 48235 ("Consultant").

WHEREAS, the Company is in the primary business of producing live entertainment events and the development and management of entertainment establishments, namely nightclubs and lounges; and

WHEREAS, the Consultant is in the business of providing business advice and business development services to companies in various business fields including but not limited to entertainment and nightclubs, and the Company believes such experience is in its best interest to utilize, and

WHEREAS, the Company acknowledges that the Consultant has informally been performing such services since June 1, 2003 for the Company and the Consultant formally desires to continue providing such services to the Company with the specific intention and objective to use Best Efforts to add value to the
Company's business, and

WHEREAS, the Company formally desires to engage Consultant to continue to provide such services in accordance with the terms and conditions hereinafter set forth;

Now, therefore, the Company and Consultant agree as follows:

1. ENGAGEMENT. The Company agrees to engage Consultant and Consultant agrees to provide entertainment and nightclub management, business advice and business development services to the Company.

2. TERM. The term of this agreement  shall commence on the date hereof and shall continue for a period of 6 months with two renewable terms of six months.
Renewable terms will only renew upon mutual written agreement.

3. SERVICES. Consultant shall render advice and assistance to the Company on business related matters (the "Services") and in connection therewith shall:

(a) perform services for the Company regarding the research (including location scouting), solicitation, closing and implementation of business development systems and system partners, including but not limited to the Sequel Nightclub
Development System, ("Sequel System")for the Company's entertainment and nightclub division initially in the geographic area of Detroit, Michigan and the
North-eastern, USA. (Sequel System is defined as the Franchising or Joint
Venture developmental expansion of the proposed Sequel Nightclub Chain)

(b) perform services for the Company regarding the, acquisition targeting, business development and planning of the securing of and/or formation of new partnerships and subsidiaries for the Company to develop and/or acquire entertainment establishments, namely nightclubs, initially in the geographic area of Detroit, Michigan and North-eastern, USA.

(c) perform services for the Company as a consultant strategist for its overall
Entertainment Establishment business initially in the geographic area of
Detroit, Michigan and North-eastern, USA.

(d) attend meetings, whether in person or by phone, or video teleconference of the Company's Board of Directors or Executive Committee(s) when so requested by the Company;

(e) attend meetings at the request of the Company and review, analyze and report on proposed acquisitions, development sites and business development systems;

(f) consult with the Company concerning on-going strategic corporate planning and long term corporate development policies, including advice regarding revisions of the Company's business plan;

(g) assist the Company in obtaining advisory assistance from other professionals where necessary or advisable, including, but not limited to attorneys and accountants;

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(h) consult with, advise and assist the Company in the identification and selection of additional staff, employees and professional advisors and assist the Company in the evaluation, redeployment and/or retention of existing employees;

In connection with the Services to be rendered by Consultant, Consultant shall report to the Board of Directors, President of the Company or others as directed by the President of the Company and shall consult with those individuals on behalf of the Company in connection with its obligations set forth above.
Consultant agrees to from time to time perform other Services, not detailed herein, as requested by the Company that fall under the scope of Services the
Consultant is capable of performing. Consultant agrees to make himself, at the election of the Company, available to evaluate certain proposals, that relate to certain business undertaken by the Company, subject to the limitations of
Section 5 and 7 hereof.

4. COMPENSATION (all amounts USD).
(a) $5,000/month (total of $30,000)
o        entire compensation to be paid in stock,
(b) The Company shall cause to be issued to the Consultant for entering into this agreement and for services rendered 7,500,000 (seven and one half million)
shares of its Common Stock shall be issued pursuant to registration on Form S-8 under the Securities Act of 1933. (c) All approved out-of-pocket expenses incurred by the Consultant in the performance of the Services to be incurred hereunder shall be borne by the Company and paid upon submission of appropriate documentation thereof, provided. The Consultant has the right to convert any expenses unpaid for a period of 60 days or greater to common shares. (d) All stock to be issued hereunder will be issued at the closing market price of the
Company's common stock on the day of this Agreement.

5. BEST EFFORTS BASIS. Subject to Section 7 Consultant agrees that he will at all times faithfully and to the best of his experience, ability and talents perform all the duties that may be required of it pursuant to the terms of this
Agreement.

6. COMPANY'S RIGHT TO APPROVE TRANSACTION. The Company expressly retains the right to approve, in its sole discretion, each and every transaction introduced by Consultant that involves the Company as a party to any agreement. Consultant and the Company mutually agree that Consultant is not authorized to enter any agreement on behalf of the Company.

7. NON-EXCLUSIVE SERVICES. The Company understands that Consultant is currently providing certain advisory and business development services to other individuals and entities and agrees that Consultant is not prevented or barred from rendering services of the same nature or a similar nature to any other individuals or entities. The Consultant acknowledges that such Services may from time to time conflict with the timing of and the rendering of Consultant's
Services to the Company.

8.  INFORMATION  REGARDING  COMPANY.  Consultant  represents  and warrants  that through it's own due dillegence it has acquired copies of the Company's financial statements and other disclosure documents (collectively, the
"Disclosure Documents"). Consultant represents that it has read the Disclosure
Documents and has reviewed all such information with his legal, financial and investment advisors to an extent it deemed such review necessary or appropriate.
Because of the Company's financial condition and other factors, the receipt of capital stock of the Company as compensation under this Agreement involves a high degree of risk, including the risks that such stock may substantially decrease in value or have no value. The Consultant acknowledges and accepts that risk. As a result, Consultant is cognizant of the financial condition and operations of the Company, has available full information concerning its affairs and has been able to evaluate the merits and risks of being compensated in common stock of the Company. Consultant represents and warrants to the Company that it has had access to all information necessary to verify the accuracy of the information in the Disclosure Documents.

9. CONSULTANT NOT AN AGENT OR EMPLOYEE. Consultant's obligations under this
Agreement consist solely of the services described herein. In no event shall
Consultant be considered to be acting as an employee or agent of the Company or otherwise representing or binding the Company. For the purposes of the
Agreement, Consultant is an independent contractor. All final decisions with respect to acts of the Company or its affiliates, whether or not made pursuant to or in reliance on information or advice furnished by Consultant hereunder, shall be those of the Company or such affiliates and Consultant shall, under no circumstances, be liable for any expenses incurred or losses suffered by the
Company as a consequence of such actions. Consultant agrees that all of his work product relating to the Services to be rendered pursuant to this agreement shall become the exclusive property of the Company.

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10. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to Consultant, each such representation and warranty being deemed to be material, that:

(a) The Company will cooperate fully and timely with Consultant to enable
Consultant to perform his obligations under this Agreement;

(b)The Board of Directors of the Company in accordance with applicable law has duly authorized the execution and performance of this agreement by the Company;

(c) Because Consultant will rely upon information being supplied it by the
Company, all such information shall be true, accurate, complete and not misleading, in all material respects;

(d) The Shares, when issued, will be duly and validly issued, fully paid and non-assessable with no personal liability to the ownership thereof;

(e) The Company will act diligently and promptly in reviewing materials submitted to it by Consultant to enhance timely distribution of such materials and will inform Consultant of any inaccuracies contained therein prior to dissemination;

11. REPRESENTATIONS AND WARRANTIES OF CONSULTANT. By virtue of the execution hereof, and in order to induce the Company to enter into this Agreement,
Consultant hereby represents and warrants to the Company as follows:

(a) He has full power and authority to enter into this Agreement, to enter into a consulting relationship with the Company and to otherwise perform this
Agreement in the time and manner contemplated;

(b) He has the requisite skill and experience to perform the services and to carry out and fulfill his duties and obligations hereunder;

12. LIABILITY OF CONSULTANT. In furnishing the Company with management advice and other services as herein provided, Consultant shall not be liable to the
Company or its creditors for errors of judgment or for anything except malfeasance or gross negligence in the performance of his duties or reckless disregard of the obligations and duties under the terms of this Agreement. It is further understood and agreed that Consultant may rely upon information furnished to it reasonably believed to be accurate and reliable and that, except as set forth herein in the first paragraph of this Section 12, Consultant shall not be accountable for any loss suffered by the Company by reason of the
Company's action or non-action on the basis of any advice, recommendation or approval of Consultant.

The parties further acknowledge that Consultant undertakes no responsibility for the accuracy of any statements to be made by management contained in press releases or other communications, including, but not limited to, filings with the Securities and Exchange Commission and the National Association of
Securities Dealers, Inc.

13. CONFIDENTIALITY. Until such time as the same may become publicly known,
Consultant agrees that any information provided it by the Company, of a confidential nature will not be revealed or disclosed to any person or entities, except in the performance of this Agreement, and upon completion of the term of this Agreement and upon the written request of the Company, any original documentation provided by the Company will be returned to it. Consultant will, where it deems necessary, require confidentiality agreements from any associated persons where it reasonably believes they will come in contact with confidential material. Consultant also agrees to execute any non disclosure or confidentiality agreements required by the Company.

14. NOTICE. All notices, requests, demands and other communications provided for by this Agreement shall, where practical, be in writing and shall be deemed to have been given when mailed enclosed in a certified post-paid envelope and addressed to the address of the respective party first above stated. Any notice of change of address shall only be effective however, when received.

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15. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the Company, its successors, and assigns, including, without limitation, any corporation which may acquire all or substantially all of the
Company's assets and business or into which the Company may be consolidated or merged and Consultant and his heirs and administrators.

Consultant agrees that it will not sell, assign, transfer, convey, pledge or encumber this Agreement or his right, title or interest herein, without the prior written consent of the Company, this Agreement being intended to secure the personal services of Consultant.

16. TERMINATION. Consultant agrees that the Company may terminate this Agreement at any time during the Term by providing 60 days written notice of termination to Consultant. The Company agrees that the Consultant may terminate this
Agreement after the first four months of the Term by providing the Company with
60 days written notice. Any notice of termination shall only be effective however, when received. The Consultant and Company agree that, due the level of
Compensation that may be delivered to Consultant as prepaid retainer
Compensation, during the first six months of the Term neither party will terminate the Agreement within the first six months of the Term without cause.
"Cause" is herein defined as acts by either party that would be detrimental to the business or reputation of the other party, including but not limited to illegal acts and/or the wilful refusal without proper cause to perform Material duties under the Agreement. If Cause is cited by either party the other party shall have 30 days after the receipt of written notice to rectify the breach as defined in the termination notice submitted by the other party.

17. APPLICABLE LAW. This Agreement shall be deemed to be a contract made under the laws of the State of Nevada, and for all purposes shall be construed in accordance with the laws of said State.

18. OTHER AGREEMENTS. This Agreement supersedes all prior understandings and agreements between the parties. This Agreement may not be amended orally, but only by writing signed by the parties hereto and attached as an addendum.

19. NON-WAIVER. No delay or failure by either party in exercising any right under this Agreement, and no partial or single exercise of that right shall constitutes a waiver of that or any other right.

20. HEADING. Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

21. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shaI1 be deemed an original but all of which together shall constitute one and the same instrument.

22. FACSIMILE TRANSMISSION SIGNATURES. A signature received pursuant to a facsimile transmission shall be sufficient to bind a party to this Agreement.

23. MISC. All references to the masculine and feminine genders shall include the other genders, the singular shall include the plural, and the plural shall include the singular.

In Witness Whereof, the parties hereto have executed this Agreement the day and year first above written.

LIVESTAR ENTERTAINMENT GROUP, INC.          RODERICK MACKLIN
By: /s/ Ray Hawkins                         By: /s/ Roderick Macklin
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        Ray Hawkins, President                      Roderick Macklin